STOCK EXCHANGE AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 25th day of April, 2000, by and between DYNAMIC IMAGING DIGI, INC., ("DIGI"), a Florida corporation, and ALFRED TRACY, DEAN RATH, ALEX MURILLO, VICTOR DELLOVO, DEVLIN SALEY (individually "SHAREHOLDER" and collectively "SHAREHOLDERS").

                              W I T N E S S E T H:

         WHEREAS,   SHAREHOLDERS   collectively  own  100%  of  the  issued  and
outstanding   stock  of  PEERLESS   SOLUTIONS,   INC.,  a  Florida   corporation
("PEERLESS") as follows:

         SHAREHOLDER                                         NO. OF SHARES
         -----------                                         -------------

         ALFRED TRACY                                              50,000
         DEAN RATH                                                 25,000
         ALEX MURILLO                                              10,000
         VICTOR DELLOVO                                            10,000
         DEVLIN SALEY                                               5,000
                                                                 --------
                                                                  100,000

         WHEREAS, the SHAREHOLDERS have agreed to transfer all of their stock in PEERLESS to DIGI solely in exchange for stock of DIGI in a transaction intended to qualify as a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, all in accordance with the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of mutual covenants herein provided, and for other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                   RECITALS, EXHIBITS, SCHEDULES, DEFINITIONS

         The foregoing recitals are true and correct and, together with the Schedules referred to herein, are hereby incorporated into this Agreement and made a part hereof. Capitalized words used herein and not otherwise defined in the text hereof shall have the meanings set forth in Article VII.

                                   ARTICLE II
                                  THE EXCHANGE

         2.1 Exchange. SHAREHOLDERS shall transfer each share of their stock in PEERLESS to DIGI and, in exchange therefor, DIGI shall transfer to SHAREHOLDERS the Initial Shares as described in Section 2.2 and the Contingent Shares as described in Section 2.3, which shall be validly issued, fully paid and nonassessable shares of common stock of DIGI.

         2.2 Initial Shares. At Closing, DIGI shall transfer to the SHAREHOLDERS the following number of shares of common stock to SHAREHOLDERS. Said shares shall bear a restrictive Rule 144 legend pertaining to any sales or disposition of the sales according to the Securities Act of 1933.

                                                        DIGI SHARES
         SHAREHOLDER                                  TO BE RECEIVED
         -----------                                  --------------

         ALFRED TRACY                                        175,000
         DEAN RATH                                            87,500
         ALEX MURILLO                                         35,000
         VICTOR DELLOVO                                       35,000
         DEVLIN SALEY                                         17,500
                                                             -------
                                                             350,000

         In the event the DIGI stock is not publicly trading within 1 year (12 months) from the signing of this Agreement, DIGI agrees to pay the SHAREHOLDERS of PEERLESS $2.00 per share in cash for all of the shares outlined above. Said option may be exercised at any time during the Ninety (90) day period commencing on the first anniversary of this Agreement by delivering written notice of such exercise to DIGI.

         2.3 Contingent Shares. In addition to the Initial Shares of DIGI stock which each SHAREHOLDER is entitled to receive at Closing pursuant to Section 2.2 above, each SHAREHOLDER shall receive from DIGI no later than June 30, 2003, his or her Proportionate Share of the Contingent Shares. Said shares shall bear a restrictive Rule 144 legend pertaining to any sales or disposition of the sales according to the Securities Act of 1933. The number of Contingent Shares is determined by dividing the Contingent Sum by the Stipulated Value. The
Contingent Sum is equal to Five (5) times the average annual Net Earnings of PEERLESS determined for each of the following thirteen (13) and twelve (12) month periods:

                           May 1, 2000, through May 31, 2001;

                           June 1, 2001, through May 31, 2002; and

                           June 1, 2002, through May 31, 2003.

         2.4 Closing. Closing of the exchange shall occur at the principal offices of DIGI in Ft. Lauderdale, Florida, at 10:00 a.m. on April 25, 2000, or at some other time and location as the parties shall mutually agree, but not later than May 16, 2000. At Closing, the SHAREHOLDERS shall endorse in blank and deliver to DIGI stock certificates representing all of the issued and outstanding shares of PEERLESS, and DIGI shall issue stock certificates to the SHAREHOLDERS representing the number of Initial Shares in DIGI each such SHAREHOLDER is to receive as set forth in Section 2.2.

         2.5 Effect of Exchange. As the result of the exchange, PEERLESS will become a wholly owned subsidiary of DIGI. DIGI agrees to retain PEERLESS as a wholly owned subsidiary and to continue to conduct its operations in substantially the same manner as they are conducted as of the date of this Agreement until May 1, 2005, unless otherwise agreed by each of the SHAREHOLDERS in writing.

                                   ARTICLE III
                  SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES

         SHAREHOLDERS hereby make the following representations and warranties to DIGI, each of which SHAREHOLDERS jointly and severally represent to be true and correct on the date hereof and shall be deemed made again as of the date of Closing and represented by SHAREHOLDERS to be true and correct on the date of Closing.

         3.1 Organization. PEERLESS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. PEERLESS has the full power and authority to own all its Assets and to conduct its business. PEERLESS does not have any subsidiary or equity interest in any Person. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of PEERLESS have been previously provided to DIGI.

         3.2 Ownership. All the issued and outstanding shares of capital stock of PEERLESS are duly authorized, validly issued, fully paid and nonassessable. SHAREHOLDERS own 100% of the issued and outstanding shares of PEERLESS free and clear of any Encumbrances. The shares to be transferred by SHAREHOLDERS to DIGI hereunder will constitute 100% of the issued and outstanding shares of PEERLESS.

         3.3      Authority and Approval of Agreement.
                  -----------------------------------

                  (a) SHAREHOLDERS have the power and authority to execute and deliver this Agreement and to perform all of their obligations hereunder.

                  (b)  This   Agreement   and  each  of  the  other   documents,
instruments and agreements executed by SHAREHOLDERS in connection herewith constitute the valid and legally binding agreements of SHAREHOLDERS, enforceable against SHAREHOLDERS in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         3.4 No Violations. Neither the execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by SHAREHOLDERS in connection herewith, nor the performance or consummation or occurrence of the transactions or other matters contemplated by any of the foregoing: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of PEERLESS, any provision of any Contract to which SHAREHOLDERS, PEERLESS or its Assets may be bound, any Judgment or any Law; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, the existing or future Assets of PEERLESS; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, PEERLESS.

         3.5 Assets; Title. Schedule "A" sets forth a complete and accurate legal description of all Assets owned by PEERLESS. PEERLESS has, and as of the date of Closing will have, good and marketable title to all Assets described in Schedule "A", free and clear of all Encumbrances.

         3.6 Liabilities. PEERLESS has no Liabilities to any third party except as disclosed in Schedule "B".

         3.7 Tax Returns. PEERLESS duly and timely filed with the appropriate governmental agencies all tax and other returns and reports required by any Law to be filed by it and all such returns and reports have been accurately prepared and properly completed. All such Tax returns properly reflect all material liabilities of PEERLESS for Taxes for the periods, property or events covered thereby.

         3.8 Proceedings. PEERLESS is not a party to, the subject of, or threatened with any Proceeding, nor, to the best of SHAREHOLDERS' knowledge, is there any basis for any Proceeding. PEERLESS is not contemplating the institution of any Proceeding.

         3.9 Other Liabilities. As of Closing, there is no claim of breach of contract, tort, product liability or other claim (whether arising from PEERLESS' business operations or otherwise), contingent or otherwise, that has been asserted or threatened against PEERLESS or, to the best of PEERLESS' knowledge, is capable of being asserted by any employee, creditor, claimant or other Person against PEERLESS. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any Person that could survive Closing.

         3.10 Judgments. There is no outstanding Judgment against PEERLESS or against or affecting any of its Assets.

         3.11 Labor Matters. PEERLESS has no Obligation with respect to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or
(ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement. To the best of SHAREHOLDERS' knowledge and belief, no former or present employee of PEERLESS has any claim against PEERLESS (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time off or pay in lieu of vacation or time off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. To the best of PEERLESS' knowledge and belief, no person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any Proceeding against PEERLESS arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices, sexual harassment or occupational safety and health standards.

         3.12 Compliance with Laws. PEERLESS and its business are in full compliance with all applicable Laws that would have a material impact on PEERLESS or its Assets.

         3.13 Full Disclosure. To the best of SHAREHOLDERS' knowledge, all the representations and warranties made herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by SHAREHOLDERS, its agents or representatives are true and complete, and do not omit any information required to make the statements and information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

                                   ARTICLE IV
                      DIGI'S REPRESENTATIONS AND WARRANTIES

         DIGI hereby makes the following representations and warranties to SHAREHOLDERS, each of which DIGI represents to be true and correct on the date hereof and shall be deemed made again as of the Closing Date and represented by DIGI to be true and correct on the Closing Date.

         4.1 Organization. DIGI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. DIGI has the full power and authority to enter into this transaction.

         4.2 Ownership. All the issued and outstanding shares of capital stock of DIGI are duly authorized, validly issued, fully paid and nonassessable. All of the shares of DIGI stock to be transferred to SHAREHOLDERS hereunder will be free and clear of Encumbrances.

         4.3      Authority and Approval of Agreement.

                  (a) The execution and delivery of this Agreement by DIGI, and DIGI'S performance of its obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of DIGI pursuant to applicable Law. DIGI has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

                  (b) This Agreement and each of the other documents, instruments and agreements executed by DIGI in connection herewith constitute the valid and legally binding agreements of DIGI, enforceable against DIGI in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         4.4 No Violations. Neither the execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by DIGI in connection herewith, nor the performance or consummation or occurrence of the transactions or other matters contemplated by any of the foregoing: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Charter or Bylaws of DIGI, any provision of any Contract to which DIGI or its Assets may be bound, any Judgment to which DIGI is bound; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, the existing or future Assets of DIGI.

         4.5 Consents. The execution, delivery and performance by DIGI of this Agreement and the consummation by DIGI of the transactions contemplated herein do not require any Consent that has not been received as of the date hereof, including the approval of its shareholders and directors in accordance with applicable Law.

         4.6 Compliance with Laws. DIGI and its business are in full compliance with all applicable Laws that would have a material impact on DIGI or its Assets. Without limiting the generality of the foregoing, DIGI specifically represents that it is in full compliance with all reporting requirements to which it is subject under the Securities Exchange Act of 1934, and that all reports it filed with the Securities Exchange Commission are accurate and complete and do not omit any information required to make the reports true, complete and non-misleading.

         4.7 Full Disclosure. To the best of DIGI'S knowledge, all the representations and warranties made by the DIGI herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by DIGI, its agents or representatives are true and complete, and do not omit any information required to make the statements and information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

         4.8 Investigation. DIGI represents that SHAREHOLDERS have permitted DIGI and/or its authorized representatives and agents, unlimited access to PEERLESS' books and records and permitted DIGI and/or its authorized representatives and agents to (i) audit, examine and copy all of PEERLESS' files, books and records, and other documents and papers, (ii) observe and investigate the business and the Assets of PEERLESS, and (iii) meet with PEERLESS' officers, agents and directors. DIGI has determined the scope of its own due diligence and conducted that due diligence to its satisfaction.

                                    ARTICLE V
                         INTERPRETATION AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         5.1 Interpretation. Each warranty and representation made by a party to this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party to this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

         5.2 Survival. All representations and warranties of the parties made in this Agreement or pursuant hereto shall survive Closing.

                                   ARTICLE VI
                                OTHER OBLIGATIONS

         6.1 Conduct of PEERLESS Pending Closing. During the period from the date hereof until the Closing, except with the express prior written consent of DIGI, SHAREHOLDERS shall cause PEERLESS to:

                  (a) maintain its existence in good standing in the State of Florida;

                  (b) duly and timely file all returns and reports required by any Law to be filed by PEERLESS, promptly pay when due all Taxes assessed against PEERLESS or any of its Assets, and conform to and fully comply with all the Laws pertaining to the business;

                  (c) conduct its business in a good and diligent manner consistent with past practices, not make any change in its business practices and in good faith use its best efforts to preserve the business intact, keeping available the services of its current officers, employees, salesmen, agents, and representatives, and maintain the goodwill of its suppliers, customers and other Persons having business relations with PEERLESS;

                  (d) conform to and fully comply with all terms and conditions pursuant to which any such Assets are held.

         6.2 Public Offering of DIGI Stock. The parties acknowledge that DIGI has represented to SHAREHOLDERS that DIGI will register its stock under the Securities Act of 1933 and diligently pursue a public offering of its stock with the goal of making a public market for the DIGI stock. The parties also acknowledge that such representation is a material inducement to SHAREHOLDERS entering into this Agreement. DIGI agrees to diligently pursue that goal and to comply with each of its reporting requirements under the Law, including, but not limited to, the Securities Exchange Act of 1934.

         6.3 Employment Agreements. DIGI and each of the SHAREHOLDERS agree to enter into Employment Agreements effective as of the date of Closing in the Forms attached as composite Schedule "C".

                                   ARTICLE VII
                                   DEFINITIONS

         All defined terms used in this Agreement and not specifically defined in context are as defined in this Exhibit A.

         "Agreement" means this Agreement and Plan of Reorganization.

         "Asset"  means  the   properties   disclosed  in  Schedule  "A",  which
constitute all of the properties owned by PEERLESS as of the date of this Agreement and which will be owned by PEERLESS as of the date of Closing.

         "Closing" means the consummation of the reorganization  contemplated in
Section 2.4 of this Agreement.

         "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

         "Contingent Shares" means the shares of DIGI stock to be transferred to the SHAREHOLDERS, if any, pursuant to Section 2.3.

         "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, license, or any other encumbrance, claim, burden or charge of any nature whatsoever.

         "Initial Shares" means the shares of DIGI stock to be transferred to the SHAREHOLDERS at Closing pursuant to Section 2.2.

         "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

         "Law" means any provision of any law, statute, ordinance, constitution, charter, treaty, rule or regulation of any foreign, federal, state or local governmental, administrative or regulatory authority.

         "Liabilities" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory contracts.

         "Net Earnings" means the taxable income of PEERLESS determined for federal income tax purposes without regard to any (i) allocation of overhead, general administrative or interest expenses of DIGI or (ii) amortization of intangibles under Section 197.

         "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, subdivision or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

         "Proceeding"  means  any  demand,  claim,  suit,  action,   litigation,
investigation, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

         "Proportionate Share" means the percentage of the outstanding stock of PEERLESS which is owned by a SHAREHOLDER as follows:

                  SHAREHOLDER                           PROPORTIONATE SHARE

                  ALFRED TRACY                                  50%
                  DEAN RATH                                     25%
                  ALEX MURILLO                                  10%
                  VICTOR DELLOVO                                10%
                  DEVLIN SALEY                                   5%

         "Stipulated  Value"  means the value of the DIGI stock for  purposes of
Section 2.3, which the parties have stipulated to be market value (the average of the Bid and Ask on the day of commencement of trading).

         "Tax" means (a) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Notices. Any notice required or permitted to be delivered to any party to this Agreement shall be deemed to have been duly delivered (a) upon hand delivery thereof, (b) upon telefax and written confirmation of transmission, (c) upon receipt of any overnight deliveries, or (d) on the third
(3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, addressed to each party as set forth below, or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other party in the manner hereinabove set forth.

                 If to DIGI:                        Dynamic Imaging Group, Inc.
                                                    3418 N. Ocean Blvd.
                                                    Ft. Lauderdale, FL 33308

                 If to SHAREHOLDERS:                Peerless Solutions, Inc.
                                                    Attn:  Alfred Tracy
                                                    10944 Bal Harbor Drive
                                                    Boca Raton, FL  33498

         8.2 Entire Agreement. This Agreement, including the Schedules attached hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and abrogates all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

         8.3 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, successors, and assigns. No party may assign, pledge, hypothecate or otherwise transfer its interests herein, or delegate its duties hereunder, without the prior written consent of the other party.

         8.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         8.5 No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         8.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their successors and assigns may require.

         8.7 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         8.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         8.9 Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida and this Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being recognized that each of the parties have contributed substantially and materially to the preparation of this Agreement. The parties agree that Broward County, Florida, shall be the venue for any proceeding arising from this Agreement.

         8.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         8.11 Arbitration. All disputes shall be resolved through arbitration/ mediation.

         8.12 Severability. If any one clause or clauses of this Agreement shall be deemed illegal or unenforceable for whatever reason, the remaining portion of this Agreement shall continue to be binding on the undersigned.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                                  DIGI:
                                  DYNAMIC IMAGING GROUP, INC.,
                                  a Florida corporation


                                  President


                                  Secretary

                                  SHAREHOLDERS:


                                  Alfred Tracy


                                  Dean Rath


                                  Alex Murillo


                                  Victor Dellovo


                                  Devlin Saley



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                                                        SCHEDULE "A"

                                     ASSETS

                                  SCHEDULE "B"

                                   LIABILITIES

                                  SCHEDULE "C"

                              EMPLOYMENT CONTRACTS